May 26, 1998


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of C&D TECHNOLOGIES, INC. to be held on Tuesday, June 30, 1998, at 10:00 A.M., at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

     This year, in addition to electing directors and ratifying the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company, you are being asked to consider and approve (i) an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to 75,000,000 and (ii) the C&D TECHNOLOGIES, INC. 1998 Stock Option Plan covering option grants and/or issuances of up to 300,000 shares of Common Stock to eligible participants. Your Board of Directors recommends that you vote FOR these proposals. They are more fully described in the accompanying Proxy Statement, which you are urged to read carefully.

     Whether or not you plan to attend, you can assure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

     Thank you for your cooperation and continued support.

                                        Sincerely,



                                        ALFRED WEBER
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                             C&D TECHNOLOGIES, INC.
                             1400 UNION MEETING ROAD
                          BLUE BELL, PENNSYLVANIA 19422

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                  JUNE 30, 1998


     The Annual Meeting of Stockholders of C&D TECHNOLOGIES, INC. (the "Company") will be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania, on Tuesday, June 30, 1998, at 10:00 A.M., for the following purposes:

     1.   To elect directors of the Company for the ensuing year.

     2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to 75,000,000.

     3. To approve the C&D TECHNOLOGIES, INC. 1998 Stock Option Plan covering option grants and/or issuances of up to 300,000 shares of Common Stock to eligible participants.

     4. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the fiscal year ending January 31, 1999.

     5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on May 11, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

     IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               GLENN M. FEIT
                               SECRETARY

MAY 26, 1998

                             C&D TECHNOLOGIES, INC.

                             1400 UNION MEETING ROAD
                          BLUE BELL, PENNSYLVANIA 19422

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 30, 1998

                               GENERAL INFORMATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of C&D TECHNOLOGIES, INC. (the "Company") to be used at the Annual Meeting of Stockholders to be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania, on Tuesday, June 30, 1998, at 10:00 A.M., and at any adjournments thereof.

     When the accompanying proxy is properly executed and returned, the shares of common stock of the Company, par value $.01 per share (the "Common Stock"), it represents will be voted at the meeting in accordance with any directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (i) FOR the election of the nominees for directors set forth below;
(ii) FOR the approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to 75,000,000; (iii) FOR the approval of the C&D TECHNOLOGIES, INC. 1998 Stock Option Plan (the "Plan") covering option grants and/or issuances of up to 300,000 shares of Common Stock to eligible participants; (iv) FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending January 31, 1999; and (v) in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the meeting in person may withdraw his proxy and vote his shares.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made initially by mail; however, officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. Those persons will not be compensated specifically for such services. The Company may reimburse brokers, banks, custodians, nominees, and fiduciaries holding shares of Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

     The approximate date on which this Proxy Statement first will be mailed to stockholders of the Company is May 26, 1998.


                                  VOTING RIGHTS

     Only holders of record of shares of Common Stock at the close of business on May 11, 1998 will be entitled to vote at the Annual Meeting of Stockholders. On that date, there were outstanding 6,169,895 shares of Common Stock, the holders of which are entitled to one vote per share on each matter to come before the meeting. Voting rights are non-cumulative.

     The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum at the Annual Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes cast (i.e., the seven nominees receiving the greatest number of votes will be elected as directors). The amendment of the Company's Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. The ratification of the independent accountants, the approval of the Plan and any other business that may properly come before the meeting and adjournments thereof require the affirmative vote of a majority of the shares present in person or represented by proxy. Abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.


                             PRINCIPAL STOCKHOLDERS

     As of April 30, 1998, the persons listed in the following table were the only persons known to the Company (based solely on information set forth in Schedules 13D, 13G and 13G/A filed with the Securities and Exchange Commission or otherwise provided to the Company by these persons) to be the beneficial owners of more than five percent of the Company's outstanding shares of Common Stock.

                                               Shares of
    Name and address of                       Common Stock           Percent
     Beneficial Owner                       Benifically Owned        of Class
     ----------------                       -----------------        --------

Westport Asset Management, Inc. (1)........       520,100             8.4%
253 Riverside Avenue
Westport, Connecticut  06880

Paradigm Capital Management, Inc. (2)......       426,400             6.9%
9 Elk Street
Albany, New York 12207

Kennedy Capital Management, Inc. (3).......       405,992             6.6%
10829 Olive Boulevard
St. Louis, Missouri 63141

Shell Pensions Trust Limited (4)...........       397,200             6.4%
Shell Centre
London SE1 7NA
England
--------------------


(1) Based on the Schedule 13G/A, dated February 20, 1998, filed by Westport Asset Management, Inc. This party has shared voting and dispositive power with respect to all the shares listed opposite its name in the table.

                                         (footnotes continue on following page)

(2) Based on the Schedule 13G/A, dated March 6, 1998, filed by Paradigm Capital Management, Inc. This party has no voting power and sole dispositive power with respect to all the shares listed opposite its name in the table.

(3) Based on the Schedule 13G, dated February 10, 1998, filed by Kennedy Capital Management, Inc. This party has sole voting power with respect to 342,792 of the shares and sole dispositive power with respect to 405,992 of the shares listed opposite its name in the table.

(4) Based on the Schedule 13D, dated February 2, 1996, filed by Shell Pensions Trust Limited as Trustee of the Shell Contributory Pension Fund. This party has sole voting and dispositive power with respect to all the shares listed opposite its name in the table.


                              ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders, the entire Board of Directors is to be elected. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the seven nominees named under "Management" below, each of whom is a current director of the Company other than Pamela S. Lewis (Warren A. Law, a current director, is retiring effective with the 1998 Annual Meeting of Stockholders). Each nominee has consented to being named as a nominee in this Proxy Statement and to serve if elected. However, if any such nominee should become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.


                                   MANAGEMENT

     The table below and the paragraphs that follow it present certain information concerning the nominees for directors and the executive officers of the Company. Directors are elected annually to serve until the next annual meeting of stockholders and until their successors have been elected. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

                                                                                     Shares of
                                                                                    Common Stock
                                                  Positions and                     Beneficially          Percent
                                                  Offices with                       Owned as of             of
  Nominees for Directors                          the Company                Age    April 30, 1998        Class(6)
  ----------------------                          -----------                ---    --------------        --------


Alfred Weber (1)........................     Chairman of the Board,           66         194,923             3.1%
                                               President and Chief
                                               Executive Officer
Kevin P. Dowd (2)(3)(4).................     Director                         49             500               *
Glenn M. Feit (3).......................     Director and Secretary           68           1,000               *
William Harral, III (3)(4)(5)...........     Director                         58           2,500               *
Pamela S. Lewis (2).....................     Nominee for Director             41            --                 *
Alan G. Lutz (5)........................     Director                         52             500               *
John A. H. Shober (2)(5)................     Director                         64           2,000               *

                                                                                (table continues on following page)

                                        3


  Executive Officers Who
    are not Directors
    -----------------

A. Gordon Goodyear (1)..................     Vice President and General       49          26,167               *
                                               Manager - Power
                                               Electronics Division
Leslie S. Holden (1)....................     Vice President - Battery         61           7,655               *
                                              Technology
Apostolos T. Kambouroglou (1)...........     Vice President - Operations      55          18,166               *
Robert T. Marley .......................     Treasurer                        45             -                 *
Stephen E. Markert, Jr. (1).............     Vice President - Finance and     46           9,867               *
                                               Chief Financial Officer
Larry W. Moore (1)......................     Vice President and General       55             500               *
                                               Manager - Powercom Division
John J. Murray, Jr......................     Vice President and General       54             -
                                               Manager - Motive Power Division
Stephen J. Weglarz (1)..................     Vice President - Corporate       52           4,000               *
                                               Services and Corporate Counsel
All directors and
  officers as a group (15 persons)......                                                 267,778              4.2%
---------------

    *    Less than 1% of outstanding shares of Common Stock

(1) The figures for shares of Common Stock beneficially owned as of April 30, 1998 include fully vested and presently exercisable options to purchase (a) 121,333 shares for Mr. Weber, (b) 26,167 shares for Dr. Goodyear, (c) 2,667 shares for Dr. Holden, (d) 16,166 shares for Mr. Kambouroglou, (e) 5,833 shares for Mr. Markert and (f) 4,000 shares for Mr. Weglarz. The figures for Percent of Class assume, as to each individual only, that all shares issuable to such individual upon exercise of his options have been issued.

(2)  Member, or to become a member, of the Audit Committee.

(3)  Member of the Compensation Committee.

(4)  Member of the Stock Option Subcommittee of the Compensation Committee.

(5)  Member of the Corporate Governance and Nominating Committee.

(6)  Based upon shares  outstanding  as of April 30,  1998,  excluding  Treasury
     Stock.

     Alfred Weber has been President since joining the Company in April 1989, became Chief Executive Officer in December 1992 and became Chairman of the Board on November 1, 1995. From 1964 to 1987, Mr. Weber held various managerial positions with Uniroyal, Inc. and its subsidiaries, rising to the position of President and Chief Executive Officer of Uniroyal Plastics Company, Inc. Mr. Weber is also a director of Microwave Power Devices, Inc. ("MPD"), a manufacturer of power amplifiers and related subsystems for the wireless telecommunications market, and a director and President of Battery Council International, a worldwide manufacturers' association.

     Kevin P. Dowd has been a director of the Company since January 1997. He has been a director, President and Chief Executive Officer of Checkpoint Systems, Inc. ("Checkpoint"), a manufacturer and supplier of electronic security systems for retail and commercial customers, since January 1995. Mr. Dowd was President and Chief Operating Officer of Checkpoint from 1993 to 1995 and prior to that he served as the Executive Vice President of Checkpoint.

     Glenn M. Feit has been a director and the Secretary of the Company since January 1986. He is a member of the law firm of Proskauer Rose LLP, general counsel to the Company. Mr. Feit has been engaged in the practice of law in New York since 1957.

     William Harral, III has been a director of the Company since July 1996. He is currently Senior Counselor for The Tierney Group, a strategic communications company. He was President and Chief Executive Officer of Bell Atlantic - Pennsylvania, Inc. (formerly Bell of Pennsylvania) from 1994 to March 1997. Prior to 1994 he held the position of Vice President - External Affairs and Chief Financial Officer of Bell of Pennsylvania. Mr. Harral also served as a director of Bell Atlantic - Pennsylvania, Inc. and serves on the board of The Bryn Mawr Trust Company, a commercial bank.

     Pamela S. Lewis, Ph.D., is a nominee for director at the Annual Meeting of Stockholders. Dr. Lewis has been a Professor of Management and Dean of the College of Business and Administration at Drexel University in Philadelphia, Pennsylvania since June 1997. From 1987 to 1997, she served on the faculty of the College of Business at the University of Central Florida. During that time, she also served as the Chair of the Department of Management and Director of the Executive Education Center. In addition, Dr. Lewis currently serves on the Board of Directors for the Pennsylvania Economy League.

     Alan G. Lutz has been a director of the Company since July 1996. He is a Senior Vice President and Group General Manager of the Communications Products Group of Compaq Computer Corporation in Houston, Texas. He was Executive Vice President and President of the Computer Systems Group at Unisys Corporation, an information management company, from 1994 to 1996. From 1993 to 1994, he was a consultant affiliated with the Kassandra Group. Prior to 1993, he was Senior Vice President and President of the Public Networks Group of Northern Telecom, Ltd., a manufacturer and distributor of telecommunications equipment.

     John A. H. Shober has been a director of the Company since July 1996. He has been a director of Penn Virginia Corporation, a natural resources company, since 1989, Vice Chairman of the board of directors from 1992 to 1996, and President and Chief Executive Officer from 1989 to 1992. Mr. Shober is Chairman and a director of the Anker Coal Group, a mining company, and is also a director of Airgas, Inc., a distributor of industrial gases and related products, BetzDearborn Inc., a specialty chemical company, and is Vice Chairman and a director of MIBRAG mbH, a German company principally involved in coal mining and electric power production.

     A. Gordon Goodyear, Ph.D., was, in April 1994, appointed Vice President and General Manager - International Power Systems, Inc., which was recently renamed the Power Electronics Division. He joined the Company in March 1991 as Vice President and General Manager - Power Electronics. Prior to joining the Company, Dr. Goodyear was President of IRD Mechanalysis (Canada).

     Leslie S. Holden, F.R.I.C., Ph.D., was appointed Vice President - Battery Technology when he joined the Company in September 1989. Prior to joining the Company, Dr. Holden was Director - Technology of Altus Corp., a manufacturer of sealed recombinant calcium lead acid batteries primarily for the uninterruptible power systems market.

     Apostolos T. Kambouroglou was appointed Vice President - Operations effective November 1997. He held the title of Vice President and General Manager
- Motive Power Systems from February 1995 until November 1997. He joined the Company in March 1991 as Plant Manager of the Conyers, Georgia plant, and subsequently held the positions of Senior Director - Standby Operations and Vice President - Operations, C&D Powercom. Prior to joining the Company, Mr. Kambouroglou was President of Enicon Engineered Containers, Inc.

     Robert T. Marley was appointed Treasurer of the Company in August 1995. He joined the Company in 1991 as Manager of Treasury Services and later held the position of Treasurer of the Company's subsidiaries. Prior to joining the Company, Mr. Marley was the Treasury Manager with Kulicke & Soffa Industries, Inc.

     Stephen E. Markert, Jr. was appointed Vice President - Finance and Chief Financial Officer in February 1995. He joined the Company in May 1989 as
Corporate Controller. Prior to that time, Mr. Markert was a divisional controller of Decision Data Computer Corporation.

     Larry W. Moore was appointed Vice President and General Manager - Powercom Division in January 1997. He joined the Company in December 1996 as Vice
President of Marketing for C&D Powercom and Ratelco Electronics. From 1995 to 1996, he was President of MooreCom, a communications consulting firm he founded. Prior to that time, through 1995, Mr. Moore spent over 30 years with AT&T where he held various sales and marketing positions, rising to Associate Vice President, CATV Global Business Unit of Network Systems.

     John J. Murray, Jr. was appointed Vice President and General Manager - Motive Power Division in October 1997. Mr. Murray served in a variety of sales, marketing and business management roles with E. I. DuPont de Nemours & Co. from 1965 to 1993. He was the Principal of J. J. Murray Associates, a marketing and management consultancy serving Fortune 500 clients, from 1993 to 1995, Vice President of Marketing and Sales for Gordon Wahls Company, a national executive search company, from 1995 to 1996 and Senior Consultant for Right Management Consultants, a global management consulting firm from 1996 to 1997.

     Stephen J. Weglarz was appointed Vice President - Corporate Services and Corporate Counsel in August 1995. He joined the Company in April 1990 as Manager of Human Resources/Labor Counsel and subsequently held the position of Internal Counsel/Director of Labor Relations. Prior to joining the Company, Mr. Weglarz was a partner in the law firm of Peckner, Dorfman, Wolffe, Rounick & Cabot.

     The Board of Directors has established a Compensation Committee (including a Stock Option Subcommittee), an Audit Committee and a Corporate Governance and Nominating Committee. The Compensation Committee reviews the compensation of executives (including awards pursuant to the Company's Incentive Compensation
Plan) and through its Stock Option Subcommittee administers the Company's Stock Option Plan. The Audit Committee, which is comprised of directors who are not officers or employees of the Company, reviews the scope of the independent audit, the Company's year-end financial statements and such other matters relating to the Company's financial affairs as its members deem appropriate. The Corporate Governance and Nominating Committee identifies and evaluates candidates for election as members of the Board of Directors and reviews corporate policies (it will consider nominees recommended by stockholders of the Company in writing to the Chairman of the Board).

     The Board of Directors held four regular meetings and two special meetings during the year ended January 31, 1998. The Compensation Committee and Audit Committee each held two meetings and the Stock Option Subcommittee and Corporate Governance and Nominating Committee each held one meeting. Each of the directors attended 75% or more of the regularly scheduled meetings of the Board of Directors and 50% or more of the Special meetings of the Board of Directors and meetings of committees of which he was a member in the year ended January 31, 1998.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning annual and long-term compensation paid by the Company for each of the last three fiscal years to its Chairman of the Board, President and Chief Executive Officer and four other most highly compensated executive officers as of January 31, 1998 whose total annual salary and bonus from the Company for the year then ended exceeded $100,000.

                                                                                             Long Term
                                                 Annual Compensation                        Compensation
                                                 -------------------                        ------------

                                                                                           Securities
                                                                           Other           Underlying        All
Name                                                                       Annual           Options         Other
& Principal                   Fiscal      Salary       Bonus            Compensation        Granted      Compensation
Position                       Year      ($)  (1)    ($)  (2)             ($)  (3)             (#)         ($)  (4)
--------                      ------     --------    --------           ------------       ----------    ------------

Alfred Weber                   1998      $430,161     $294,800                --           12,000        $107,035 (5)
  Chairman of                  1997       392,312      191,500          $2,360,600         34,000           4,905
  the Board,                   1996       351,987      221,000                --             --             4,680
  President and
  Chief Executive
  Officer

A. Gordon Goodyear             1998       177,917       66,900                --            6,000           4,783
  Vice President               1997       165,833       60,000                --           14,000           4,652
  and General                  1996       142,500       50,000                --             --             8,740 (6)
  Manager - Power
  Electronics Division

Leslie S. Holden               1998       158,499       60,800             285,625          4,200           4,242
  Vice President -             1997       151,684       34,000                --            8,000           4,288
  Battery Technology           1996       139,181       55,000             197,500           --             4,454

Apostolos T. Kambouroglou      1998       166,441       60,600                --            6,700           4,125
  Vice President -             1997       136,682       40,000                --           10,000           3,634
  Operations                   1996       120,012       45,000                --             --             3,040

Stephen E. Markert, Jr.        1998       145,921       66,000              50,625          4,500           4,773
  Vice President -             1997       136,682       45,500                --           10,000           4,877
  Finance and Chief            1996       120,012       53,000                --             --             1,967
  Financial Officer

 ---------------

(1) Does not include the value of certain personal benefits. The estimated value of such personal benefits for each listed officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to that officer for the relevant fiscal year.

                                         (footnotes continue on following page)

(2) Represents incentive compensation under the Company's Incentive Compensation Plan. Also includes payments to Mr. Weber and Dr. Goodyear of $20,000 each, and to Mr. Markert of $7,500 related to the acquisition of Power Convertibles Corporation and LH Research, Inc. in fiscal 1997.

(3)  Represents amounts earned relating to the exercise of stock options.

(4)  Represents  employer  matching  contributions  under the Company's  Savings
     Plan.

(5)  Includes  $102,168 paid to Mr. Weber in fiscal 1998 to reimburse him, on an
     after  tax  basis,   for  interest  on  a  Promissory  Note  (see  "Certain
     Relationships and Related Transactions" below).

(6)  Includes $4,560 relocation and tax gross-up reimbursement in fiscal 1996.

---------------


     The Company has entered into an employment agreement with Mr. Weber as of April 1, 1996 providing for a base salary of $400,000 per year, increasing by $35,000 per year in each of the next three years. The agreement has a term of three years, and is thereafter renewable automatically for successive one-year terms unless terminated by either party on three months advance notice. Mr. Weber is subject to certain restrictions on competition with the Company for a period of one year following termination of employment. If Mr. Weber's employment is terminated without cause or as a result of nonrenewal of the agreement, the Company is obligated to pay Mr. Weber his base salary in effect at the date of the termination for a one year period and continue certain benefits for that period. If, after a Change in Control of the Company (as defined in the employment agreement), Mr. Weber's employment is either terminated by the Company (other than for death, disability or for cause) or not renewed by the Company or is terminated by Mr. Weber for Good Reason (as defined in the employment agreement), Mr. Weber will be entitled to receive a lump sum severance payment. This payment generally will consist of two years of base salary, plus two times the average annual bonus based on the past two fiscal years. Under these circumstances, the Company will also continue medical and certain other benefits for up to two years and accelerate the vesting of stock options.

     The Company has also entered into employment agreements with Drs. Goodyear and Holden and Messrs. Kambouroglou and Markert. Their annual base salaries under these agreements are subject to increase during the course of the year by the Compensation Committee of the Board of Directors. Upon such review, effective April 1998, the base salaries of Drs. Goodyear and Holden and Messrs. Kambouroglou and Markert are $191,000, $165,000, $140,000 and $165,000,
respectively. Each of these agreements are renewable automatically for successive terms of one month each, unless terminated by either party upon 60 days written notice. The agreements restrict each of Drs. Goodyear and Holden and Messrs. Kambouroglou and Markert from competing with the Company for a period of one year following the termination of his employment. Each of the agreements also provide that if employment is terminated by the Company without cause or as a result of the nonrenewal of the agreement, the Company is obligated to pay the employee his base salary in effect at the date of termination for a one year period.

PENSION PLANS

     The C&D TECHNOLOGIES, INC. Pension Plan for Salaried Employees (the "Pension Plan") covers certain nonunion salaried employees of the Company who either have participated in its predecessor company's pension plan or have completed one year of service with the Company. The Pension Plan was amended during 1994, 1995 and 1998 to provide participation to salaried employees of certain of the Company's subsidiaries. The Pension Plan was amended in 1997 to eliminate the one year of service eligibility requirement for covered employees. The Pension Plan is a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Pension Plan is a noncontributory defined benefit plan that provides for normal retirement benefits beginning at age 65 but permits early retirement benefits in certain cases, subject to a reduction of benefits for employees who retire earlier than age 62. Under the Pension Plan, the pension payable at normal or late retirement equals 2.1% of a participant's "average pay" (as defined below) during the highest paid five consecutive years of the participant's last ten years of employment multiplied by the number of years of credited service up to 15 (including service with the Company's predecessor company), plus 1.6% of such average pay for each year in excess of 15 years up to a maximum of 15 additional years, reduced by .5% (the "Offset") of Covered Compensation (35-year average of the Social Security wage base ending the year prior to Social Security Normal Retirement Age) multiplied by the participant's years of credited service up to 30 years. The term "average pay" as used in the Pension Plan was amended January 1, 1994 to include salary, overtime, executive incentive compensation, sales bonuses, 30% of sales commissions, and any tax deferred contributions to the Company's savings plan. An unreduced disability benefit is provided after ten years of eligibility service, and a death benefit to a surviving spouse equal to approximately 50% of the value of the participant's pension benefit at the time of death is provided after five years of eligibility service or age 65. The Code places certain maximum limitations on the amount of benefit which may be payable under a qualified pension plan such as the Pension Plan. The current limitation on an employee's annual benefit is the lesser of $125,000 or the employee's average compensation for the three years that he was most highly compensated.

     The following table illustrates the total estimated annual pension benefits that would be provided upon retirement under the benefit formula described above to salaried employees for the specified remuneration and years of credited service classifications set forth below. Benefit amounts shown are computed on a straight life basis, prior to the Offset described above.

                                                        Years of Credited Service (1)(2)(3)
                                                  ------------------------------------------------


            Average Pay                           5           10          20          30          40
            -----------                          ---         ----        ----        ----        ---
        $125,000..........................     $13,125     $26,250     $49,375     $69,375     $69,375
         150,000..........................      15,750      31,500      59,250      83,250      83,250
         160,000 or greater(4)............      16,800      33,600      63,200      88,800      88,800
---------------

(1) It is expected that Mr. Weber, Dr. Goodyear, Dr. Holden, Mr. Kambouroglou and Mr. Markert will have 10, 22, 13, 17 and 27 years of credited service, respectively, at normal retirement.

(2) For the plan year ended December 31, 1997, the amount of remuneration, for purposes of calculations under the Pension Plan, for Messrs. Weber, Kambouroglou and Markert and Drs. Goodyear and Holden was $160,000.

(3) The maximum annual benefit of $125,000 will be reduced for pension benefits which begin before, and increased for pension benefits which begin after, the participant's Social Security Normal Retirement Age.

(4) Effective January 1, 1997, the maximum compensation limit is $160,000. The limit was $150,000 from January 1, 1994 through December 31, 1996 and for years prior to January 1, 1994 the limit was $235,840. After reflecting these limits, Mr. Weber's projected retirement benefit is $40,535 prior to the Offset.

     The Company has adopted two Supplemental Executive Retirement Plans ("SERPs"), one covering Mr. Weber and the other covering executives specified from time to time by the Board of Directors (presently including each of the four other most highly compensated executive officers). The SERPs are non-qualified, unfunded defined benefit compensation plans whose purpose is to provide additional retirement benefits to participants whose benefits under the Pension Plan have been restricted by federal law. The normal form of benefit under the SERPs for an unmarried participant is a monthly annuity ceasing on the participant's death and for married persons is a joint and survivor annuity, but other optional benefit forms are available. The maximum annual benefit is $150,000 for Mr. Weber and $100,000 for the other participants, in each case indexed annually by 4% beginning September 30, 1998, and less (i) the annual accrued benefit as of the retirement or other qualifying event (based on a monthly single life annuity) payable with respect to Mr. Weber at age 66 and with respect to all other participants at normal retirement age (as defined in the Pension Plan); (ii) one-half of the participant's social security benefit as of the retirement or other qualifying event; and (iii) the annual single life annuity payable at age 66 to Mr. Weber and at age 65 to all other participants based on the Actuarial Equivalent (as defined in the SERPs) of the participant's account under the Company's Savings Plan as of the retirement or other qualifying event solely attributable to matching contributions made by the Company. The actual benefits payable are the percentages set forth below of the maximum annual benefit, based on the number of years of employment prior to retirement or other qualifying event:


           Years of Employment
        Prior to Qualifying Event                Percentage Benefit
        -------------------------                ------------------

              less than 7.5                              0%
                   7.5                                  50%
                    8                                  53.3%
                    9                                   60%
                    10                                 66.7%
                    11                                 73.3%
                    12                                  80%
                    13                                 86.7%
                    14                                 93.3%
                15 or more                              100%

     For Mr. Weber, if the qualifying event is a change of control or the expiration of his employment agreement, the actual benefit is determined by multiplying the maximum annual benefit by 100%. For other participants who have been continuously employed by the Company or an affiliate for at least five years, if the qualifying event is a change of control, the actual benefit is determined by multiplying the maximum annual benefit by a fraction (not to exceed 1), the numerator of which is the number of years the participant would have been employed if he were continuously employed by the Company or an affiliate through age 65, and the denominator of which is 15. For other participants who have been continuously employed by the Company or an affiliate for less than five years, the actual benefit is 50% of the amount referred to in the previous sentence. A participant's SERP benefit may be forfeited in certain circumstances including where the participant is terminated for cause or violates a covenant not to compete.

OPTION GRANTS IN FISCAL 1998

     The following table presents certain information concerning the stock options granted by the Company to its Chairman of the Board, President and Chief Executive Officer and the four other most highly compensated executive officers pursuant to the Company's Stock Option Plan in the year ended January 31, 1998.

                                                               Individual Grants
                             -------------------------------------------------------------------------------

                               Number of           % of Total                                         Grant
                               Securities           Options          Exercise                          Date
                               Underlying          Granted to         Price                           Present
                             Options Granted      Employees in         per          Expiration         Value
Name                               (#)             Fiscal Year        Share          Date (3)         ($)(4)
----                         ---------------      ------------       --------       ----------       -------

Alfred Weber                    12,000 (1)            8.5%            $45.875        09/30/07       $219,480
A. Gordon Goodyear               6,000 (1)            4.2%            $45.875        09/30/07        109,740
Leslie S. Holden                 4,200 (1)            3.0%            $45.875        09/30/07         76,818
Apostolos T. Kambouroglou        4,200 (1)            3.0%            $45.875        09/30/07         76,818
Apostolos T. Kambouroglou        2,500 (2)            1.8%            $34.500        02/01/07         34,625
Stephen E. Markert, Jr.          4,500 (1)            3.2%            $45.875        09/30/07         82,305
---------------

(1) The first 33 1/3% of the shares covered by the Option shall vest on September 30, 1998. The second 33 1/3% of the shares covered by the Option shall vest on September 30, 1999 and the remaining 33 1/3% of the shares covered by the Option shall vest on September 30, 2000.

(2) The first 33 1/3% of the shares covered by the Option vested on February 1, 1998. The second 33 1/3% of the shares covered by the Option shall vest on February 1, 1999. The remaining 33 1/3% of the shares covered by the Option shall vest on February 1, 2000.

(3) Each option is subject to earlier termination if the officer's employment with the Company is terminated.

(4)  The stock options were valued using the Black-Scholes pricing model.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL 1998 YEAR-END OPTION VALUES

     The following table presents certain information concerning the amount and value of all unexercised stock options held by the Company's Chairman of the Board, President and Chief Executive Officer and the four most highly compensated executive officers as of January 31, 1998.


                                                                                          Value of Unexercised In-
                                                   Number of Securities                 the-Money Options at 1/31/98
                                                  Underlying Unexercised                ----------------------------
                              Shares                Options at 1/31/98            Exercisable                Unexercisable
                             Acquired               ------------------            -----------                -------------
                                on       Value
                             Exercise   Realized  Exercisable   Unexercisable  Shares      Value (1)     Shares     Value (1)
Name                           (#)        ($)         (#)             (#)       (#)           ($)         (#)          ($)
----                         --------   --------  -----------   -------------  ------      ---------     ------     ---------

Alfred Weber                     --          --     121,333        34,667     121,333     $4,653,158     34,667    $599,842
A. Gordon Goodyear               --          --      26,167        15,333      26,167        946,405     15,333     250,158
Leslie S. Holden             13,000    $285,625       2,667         9,533       2,667         66,342      9,533     145,258
Apostolos T.                     --          --      15,333        13,367      15,333        546,033     13,367     214,380
Kambouroglou
Stephen E. Markert, Jr.       1,500      50,625       5,833        11,167       5,833        175,096     11,167     179,342
--------------------

(1) Represents the excess of (i) the number of shares covered by the option multiplied by the closing price for shares of Common Stock ($48.875 a share) on January 31, 1998 over (ii) the aggregate exercise price of the option.

COMPENSATION OF DIRECTORS

     For periods prior to the 1998 Annual Meeting of Stockholders, the Company paid non-employee directors an annual retainer of $10,000, plus $1,000 for each meeting of the Board of Directors or any of its committees or subcommittees attended. Commencing with the 1998 Annual Meeting of Stockholders, the Company has agreed to pay non-employee directors (i) an annual retainer of $12,000
(payable in stock or in a combination of stock and a sufficient amount of cash to pay income taxes owing on that amount), (ii) for members of a committee of the Board of Directors other than the chairperson, $1,000 for each in-person meeting and $500 for each telephonic meeting of a committee attended and (iii) for the chairperson of a committee of the Board of Directors, $1,500 for each in-person meeting or $750 for each telephonic meeting of a committee attended;
and, in addition, subject to the approval by the stockholders of the Company of the C&D TECHNOLOGIES, INC. 1998 Stock Option Plan, to grant annually to each non-employee director options to purchase 1,000 shares of common stock. The
Company believes that the new non-employee director compensation structure is more typical of similarly situated companies than the old structure.

COMPOSITION OF COMPENSATION COMMITTEE

     During fiscal 1998 the Compensation  Committee  consisted of Messrs.  Dowd,
Feit, Harral and Law. The Stock Option Subcommittee thereof consisted of Messrs.
Dowd, Harral and Law.

                                       12




COMPENSATION COMMITTEE REPORT

          COMPENSATION   PHILOSOPHY.   The  principal   goal  of  the  Company's
     compensation  program as administered by the  Compensation  Committee is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's  strategic and operating  goals with a view to maximizing  shareholder value. The key elements of this program and the objectives of each element are as follows:

     BASE SALARY

         o    Establish base salaries that are competitive with those payable to
              executives   holding   comparable   positions   at   similar-sized
              industrial companies.

         o Provide periodic base salary increases as appropriate, consistent with the Company's overall operating and financial performance, with a view to rewarding successful individual performance and keeping pace with competitive compensation practices.

     ANNUAL INCENTIVE

         o    Encourage both superlative  individual  effort and effective "team play" by creating  potential for earning annual  incentive  awards
              based  in  part  on  Company   achievement  of  budgeted  earnings
              objectives and in part on  achievement  of individual  performance objectives  measuring the individual  executive's  contribution to the key performance  targets of the internal  business unit within which the executive functions or for which he is responsible.

         o    Set potential  awards at levels that offer covered  executives the opportunity  to earn  incentive  amounts  equal  to a  significant
              percentage   (ordinarily   at  least  35%  for  the  most   senior
              executives)  of their base  salaries for full  achievement  of all
              Company  and  individual  objectives,   with  the  opportunity  to
              selectively  grant even  larger  awards to  recognize  outstanding individual performance.

     LONG-TERM INCENTIVE

         o    Facilitate  the alignment of  executives'  interests with those of
              the  Company's   shareholders  by  providing   opportunities   for
              meaningful stock ownership.

         SUMMARY OF ACTIONS TAKEN WITH RESPECT TO THE CHIEF  EXECUTIVE  OFFICER.
     The Compensation Committee reviews the performance of Mr. Weber at least once a year. The actions taken by the Compensation Committee for the year ended January 31, 1998 with respect to Mr. Weber are described and discussed below.

              BASE SALARY. The Company has employment agreements with its principal executive officers that provide for annual reviews of their base salary. Pursuant to the agreement with Mr. Weber, at the end of fiscal year 1998, his base salary was $435,000.

              ANNUAL  INCENTIVE.  Criteria for earning incentive awards pursuant to the Company's Incentive  Compensation Plan for the fiscal year ended
         January 31, 1998 were established for the principal  executive officers by the  Compensation  Committee early in the fiscal year, based in part on substantial achievement of the Company's budgeted earnings per share
         and  in  part  on  achievement  of  specified  individual   performance
         objectives.  Based on Company and individual performance and the report of

                                       13




         an independent consultant who examined the Company's compensation policies, the Compensation Committee granted a bonus award to Mr. Weber in the amount of $294,800.

              STOCK OPTIONS. Based on the report of an independent consultant who examined the Company's compensation policies, the Stock Option
         Subcommittee of the Compensation Committee granted Mr. Weber options to purchase 12,000 shares of the Company's common stock in September 1997.

                                      Kevin P. Dowd
                                      Glenn M. Feit
                                      William Harral, III
                                      Warren A. Law


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Feit, Harral and Law served on the Compensation Committee for the entire fiscal year ended January 31, 1998 and Mr. Dowd served on the Compensation Committee since June 1997.

     Mr. Feit is a member of the law firm of Proskauer Rose LLP, which provides legal services to the Company, and also owns 1,000 shares of Common Stock. Mr.
Dowd owns 500 shares of Common  Stock,  Mr.  Harral owns 2,500  shares of Common
Stock and Professor Law owns 1,500 shares of Common Stock.


                                       14




STOCK PRICE PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change, assuming quarterly dividend reinvestment over the last five fiscal years, in the total shareholder return on the Common Stock, with the total return on the New York Stock Exchange Market Value Index (the "NYSE Market Value
Index"), a broad entity market index and the total return on a selected peer group index (the "SIC Code Peer Group Index"). The SIC Code Peer Group is based on the standard industrial classification codes ("SIC Codes") established by the government. The index chosen was "Miscellaneous Electrical Equipment and Supplies" and is comprised of all publicly traded companies having the same
3-digit SIC Code (369) as the Company. The price of each unit has been set at $100 on January 31, 1993 for the purpose of preparation of the graph.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                 Among C&D TECHNOLOGIES, INC., NYSE Market Value
                       Index and SIC Code Peer Group Index
                  Performance Results through January 31, 1998


   Fiscal Year             Company            NYSE           Peer Group
   -----------             -------            ----           ----------
       1993                 100.0             100.0            100.0
       1994                 219.1             117.5            145.5
       1995                 386.3             112.0            159.2
       1996                 495.7             151.8            193.6
       1997                 648.2             186.0            231.7
       1998                 921.1             233.2            326.4






                                       15


                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company's Common Stock and to provide copies of such filings to the Company.
Based upon a review of such copies and written representations, the Company believes that for the year ended January 31, 1998, each of the officers listed under "Management" failed to timely file a Form 5 with respect to options granted on September 30, 1997, except for Mr. Kambouroglou and Mr. Moore who also failed to timely file with respect to options granted on February 1, 1997 and September 30, 1997. In addition, Dr. Holden failed to file two reports with respect to five transactions; Mr. Markert failed to timely file one report with respect to two transactions; Mr. Marley failed to timely file two reports with respect to three transactions; Mr. Weglarz failed to timely file one report with respect to two transactions; Mr. Harral failed to timely file two reports with respect to two transactions; and Mr. Dowd failed to timely file one report with respect to one transaction. All reports referred to in this paragraph have been filed.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 30, 1996, Mr. Weber exercised an option to purchase 110,000 shares of Common Stock at $6.04 per share, pursuant to an Option Agreement dated May
30, 1989, as amended. The options would have expired on April 30, 1996 had they not been exercised. Under the terms of the Option Agreement, Mr. Weber paid the exercise price with an interest-free promissory note in the original principal amount of $664,400 that was secured by the shares received on exercise. The note matured on October 31, 1997, and was repaid. The Company loaned Mr. Weber
$1,057,138 to pay the tax withholding on the exercise of such option, evidenced by a promissory note (the "Weber Tax Note"), bearing interest at 5.33% per annum payable annually, and due on April 29, 1997, subject to extension until April
29, 1999 at the option of Mr. Weber. Mr. Weber extended the note on April 29, 1997 until April 29, 1999, but repaid it in full on April 29, 1998. The Weber
Tax Note was secured by 90,000 of the shares received on exercise of such option. The Company further agreed to make payments to Mr. Weber in an amount sufficient to reimburse him, on an after-tax basis, for all interest on the Weber Tax Note incurred through the earlier of April 29, 1997 or the prepayment of the Weber Tax Note.


                        PROPOSAL TO APPROVE AMENDMENT TO
                    RESTATED CERTIFICATE OF INCORPORATION TO
              INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors  has approved a proposed  amendment to the Company's
Restated Certificate of Incorporation which would increase the number of shares of Common Stock the Company is authorized to issue to seventy-five million
(75,000,000).

     The  Company is  currently  authorized  to issue ten  million  (10,000,000)
shares of Common Stock. The proposed increase in authorized shares is being made primarily to provide the Company with the flexibility to issue additional shares as  consideration  in future  mergers  and/or  acquisitions,  to  declare  stock dividends  or effect  stock  splits,  to raise  additional  capital and to issue additional shares for other general corporate  purposes.  Although there are, at present,  no plans,  understandings,  agreements or arrangements  concerning the issuance of  additional  shares of the  Company's  Common Stock except for those shares presently reserved for issuance,  the Board of Directors believes that it is in the best  interest  of the Company to have a  sufficient  number of shares available to take advantage of opportunities as they arise.

     Authorized but unissued shares of the Company's Common Stock may be issued for such consideration as the Board of Directors determines to be adequate. The stockholders may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules

                                       16


and policies of The New York Stock Exchange and the judgement of the Board of Directors. Stockholders have no preemptive rights to subscribe to newly issued shares of Common Stock.

     The Board of Directors recommends that shareholders vote FOR approval of the amendment to the Restated Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue.


                     APPROVAL OF THE C&D TECHNOLOGIES, INC.
                             1998 STOCK OPTION PLAN

     The Board of Directors has adopted the Plan and directed that it be submitted to the stockholders for approval. The following description is qualified in its entirety by the provisions of the Plan, a copy of which is annexed hereto as Exhibit A.

     PURPOSE. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of the Company's stockholders by enabling the Company to offer employees and consultants of the Company and its affiliates, as well as directors of the Company who are not employees of the Company
("Non-Employee Directors"), options ("Stock Options") to purchase Common Stock and to offer Non-Employee Directors shares of Common Stock. The intent of such offering is to raise the level of stock ownership by these persons in order to attract, retain and reward them and strengthen the mutuality of interests between them and the Company's stockholders.

     TERM. The Plan has been adopted by the Board of Directors to become effective as of June 30, 1998 (the "Effective Date"), subject to and conditioned upon stockholder approval at the 1998 Annual Meeting of Stockholders.

     ADMINISTRATION.   The  Plan  will  be   administered   by  a  committee  or
subcommittee of the Board of Directors  appointed from time to time by the Board
(the   "Committee"),   consisting  of  two  or  more   directors   qualified  as
"non-employee  directors" under Rule 16b-3 ("Rule 16b-3")  promulgated under the
Securities  Exchange Act of 1934, as amended (the "Exchange  Act"), and "outside directors" under Section 162(m) of the Code ("Section 162(m)"). All questions of interpretation and application of the Plan will be determined by the Committee.

     PARTICIPATION. All employees (including executive officers) and consultants of the Company and its affiliates are eligible to receive Stock Options, but the actual  recipients,  number of shares and exercise  price of Stock Options to be granted in any year will be determined by the Committee (the recepients,  number of shares and exercise price of Stock Options to be granted, or which would have been  granted  in the last  fiscal  year if the Plan  had  been in  effect,  are
therefore  not   determinable  at  this  time).   All   Non-Employee   Directors
(collectively with employees and consultants who are granted Stock Options,  the
"Participants")  will receive both shares of Common Stock and Stock Options. The value of the shares of Common Stock and, if elected as described below, cash, is
$12,000 per director per year (an  aggregate of $72,000 of such shares and cash, or 2,014 shares if no cash payments were elected, would have been granted if the
Plan had been in effect in the last fiscal year). As described  below, the Stock
Options will cover 1,000 shares per director per year, at an exercise price that is not  determinable  at this time (Stock  Options to purchase an  aggregate  of
6,000 shares would have been granted to Non-Employee  Directors,  at an exercise price of $35.75  per  share,  if the Plan had been in effect in the last  fiscal year).

     SHARES OF STOCK AVAILABLE FOR GRANT. The number of Stock Options that may be granted to any person under the Plan is subject to two limitations: (i) the aggregate number of shares of Common Stock which may be issued and with respect to which Stock Options may be granted may not exceed 300,000

                                       17




shares, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company and (ii) the maximum number of shares of Common Stock with respect to which Stock Options may be granted during any calendar year of the Company to any employee is 100,000 shares (both limitations being subject to adjustment by the Committee, in the event of stock dividend, stock split or any other change in capital structure or business of the Company). If any stock option expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common
Stock underlying any unexercised  option will again be available under the Plan.
To the extent that shares of Common Stock for which Stock Options are permitted to be granted to a Participant during a calendar year of the Company are not covered by a grant of a Stock Option in the Company's calendar year, such shares of Common Stock will be available for grant or issuance to the Participant in any subsequent calendar year during the term of the Plan.

     STOCK OPTIONS.  The Plan provides for the grant of incentive  stock options
("ISOs") and nonqualified stock options ("NQSOs"). The Committee will have the full authority to grant to any employee of the Company or a majority-owned subsidiary one or more ISOs, NQSOs or both types of Stock Options. The Committee will also have the full authority to grant to any employee of another affiliate of the Company or a consultant one or more NQSOs.

     The exercise price per share of Common Stock subject to a Stock Option granted to an employee or consultant will be determined by the Committee, at the time of grant but may not be less than 100% of the fair market value of a share of Common Stock at the time of grant; PROVIDED, that if an ISO is granted to a ten percent stockholder of the Company or its subsidiaries ("Ten Percent
Stockholder"), the exercise price per share may be no less than 110% of the fair market value of the Common Stock. The term of such Stock Option will be fixed by the Committee, but no Stock Option will be exercisable more than 10 years after the date the Stock Option is granted; PROVIDED, that the term of an ISO granted to a Ten Percent Stockholder may not exceed five years.

     On the date of the Annual Meeting of Stockholders of the Company held in 1998 and on the date of the Annual Meeting of Stockholders held in each year thereafter while shares of Common Stock remain available for the grant of Stock
Options under the Plan, each Non-Employee Director will be automatically granted
NQSOs to purchase 1,000 shares of Common Stock. A Non-Employee Director who is first elected or appointed to the Board after the Annual Meeting of Stockholders in any year will upon such election or appointment automatically be granted a PRO RATA portion of the NQSOs referred to in the preceding sentence, based upon the portion of the period between Annual Meetings of Stockholders that such Non-Employee Director is expected to serve in such capacity. The exercise price per share of Common Stock subject to such NQSO will be equal to 100% of the fair market value of Common Stock at the time of grant, exercisable immediately upon grant. Except as otherwise provided in the Plan, if not previously exercised each such NQSO will expire upon the tenth anniversary of the date of the grant thereof.

     GRANT OF SHARES OF COMMON STOCK TO NON-EMPLOYEE DIRECTORS. On the date of the Annual Meeting of Stockholders of the Company held in 1998 and on the date of the Annual Meeting of Stockholders of the Company held in each year thereafter in which shares of Common Stock remain available for grant under the Plan each Non-Employee Director will be automatically granted shares of Common
Stock  having  fair market  value of $12,000  or, at election of a  Non-Employee
Director made in writing to the Chief Financial Officer of the Company within 30 days prior to the date of grant, a combination of such shares and an amount of cash sufficient for such Non-Employee Director to pay the federal, state and local income taxes he or she may reasonably be expected to owe as a result of the receipt of such shares of Common Stock (as determined by the Committee). Any
Non-Employee Director who is first elected or appointed to the Board after the grant of shares of Common Stock under the Plan in any year will upon such election or appointment be automatically granted a PRO RATA portion of the shares of Common Stock and cash referred to in the preceding sentence, based upon the portion of the period between Annual Meetings of Stockholders that such Non-Employee Director is expected to serve in such capacity.

                                       18




     FEDERAL TAX CONSEQUENCES. The rules concerning the federal income tax consequences with respect to Stock Options are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences as of the date hereof; it does not set forth any state or local income tax or estate tax consequences that may be applicable.

     INCENTIVE  STOCK  OPTIONS.  Stock  Options  granted  under  the Plan may be
"incentive  stock  options"  as  defined in the Code,  provided  that such Stock
Options satisfy the requirements under the Code therefor. In general, neither the grant nor the exercise of an ISO will result in taxable income to the Participant or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of a Stock Option which satisfied all the requirements of an ISO, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the exercise price and will not result in a tax deduction to the Company. To receive ISO treatment, the Participant must not dispose of the Common Stock purchased pursuant to the exercise of a Stock Option either (i) within two years after the Stock Option is granted or (ii) within one year after the date of exercise. If the Common Stock is held for more than eighteen months after the date of exercise the Participant will be taxed at a lower rate applicable to capital gains for such Participant.
Capital gains rates may be further reduced in the case of a longer holding period.

     If all requirements for ISO treatment other than the holding period rules are satisfied, the recognition of income by the Participant is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise (or, with respect to officers, the date that sale of such stock would not create liability ("Section 16(b) liability") under Section 16(b) of the Exchange Act) minus the exercise price or (ii) the amount realized on the disposition minus the exercise price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the Participant's holding period for the stock disposed of. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the Participant.

     The Plan provides that a Participant may pay for Common Stock received upon the exercise of a Stock Option (including an ISO) with other shares of Common
Stock held for at least six months. In general a Participant's transfer of stock acquired pursuant to the exercise of an ISO, to acquire other stock in connection with the exercise of an ISO may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO. For example, if a Participant exercises an ISO and uses the stock so acquired to exercise another ISO within the two year or one year holding periods discussed above, the Participant may realize ordinary income under the rules summarized above.

     NON-QUALIFIED STOCK OPTIONS. A Participant will realize no taxable income at the time he or she is granted a NQSO. Such conclusion is predicated on the assumption that, under existing Treasury Department regulations, a NQSO, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a NQSO is exercised. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to a Participant over the exercise price. The
Participant's holding period with respect to the shares acquired will begin on the date of exercise.

     The tax basis of the Common Stock acquired upon the exercise of any NQSO will be equal to the sum of (i) the exercise price of such NQSO and (ii) the amount included in income with respect to such NQSO. Any gain or loss on a subsequent sale of the Common Stock will be either a long-term or short-term capital gain or loss, depending on the Participant's holding period for the Common Stock disposed of. Subject to the limitation under Sections 162(m) and 280G of the Code (as described below), the Company

                                       19




generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Participant is considered to have realized ordinary income in connection with the exercise of the NQSO.

     CERTAIN OTHER TAX ISSUES. In addition to the foregoing, (i) officers of the Company subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on the part of the corporation is subject to the applicable federal tax rules (including, without limitation, Section 162(m) regarding the $1,000,000 limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of an Extraordinary Transaction, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by the Company; and (iv) the exercise of an ISO may have implications in the computation of alternative minimum taxable income.

     In general, Section 162(m) denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other most highly compensated executive officers subject to certain exceptions. Stock Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The Plan is intended to satisfy these requirements with respect to Stock Options.

     The  Plan  is  not  subject  to any of  the  requirements  of the  Employee
Retirement Income Security Act of 1974, as amended. The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

     TERMINATION OR AMENDMENT OF PLAN. Notwithstanding any other provision of the Plan, the Committee may at any time, and from time to time, amend, prospectively or retroactively, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; PROVIDED, that, unless otherwise required by law or specifically provided in the Plan, the rights of a Participant with respect to Stock Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant; and PROVIDED FURTHER, that without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule
16b-3, Section 162(m) or (with respect to ISOs) Section 422 of the Code, no amendment may be made which would: (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under the Plan; (iii) change the classification of employees and Consultants eligible to receive awards under the Plan; (iv) decrease the minimum exercise price of any Stock
Option; or (v) extend the maximum option term under the Plan.

     EXTRAORDINARY TRANSACTION. In the event of an Extraordinary Transaction (as defined in the Plan), the Committee may, in its sole  discretion,  terminate all outstanding  Stock  Options,  effective  as of the  date  of  the  Extraordinary
Transaction,  by delivering  notice of termination  to each such  Participant at
least  30  days  prior  to  the  date  of  consummation  of  the   Extraordinary
Transaction; PROVIDED, that during the period from the date on which such notice
of  termination  is  delivered  to  the   consummation   of  the   Extraordinary
Transaction,  each such Participant shall have the right to exercise in full all his or her  Stock  Options  that are then  outstanding  (whether  vested  or not vested) but contingent on the occurrence of the Extraordinary  Transaction;  and
PROVIDED,  FURTHER,  that, if the Extraordinary  Transaction does not take place within a specified  period after  giving such notice for any reason  whatsoever, the notice and exercise shall be null and void.

     RECOMMENDATION. The Board of Directors recommends a vote FOR the approval of the C&D TECHNOLOGIES, INC. 1998 Stock Option Plan.

                                       20



                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Based upon the recommendation of the Audit Committee, the Board of Directors has reappointed Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending January 31, 1999. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the appointment of Coopers & Lybrand L.L.P. A representative of Coopers & Lybrand
L.L.P. is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and make such statements as he may desire.

     The Board of Directors  recommends a vote FOR the ratification of Coopers &
Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending January 31, 1999.


                              STOCKHOLDER PROPOSALS

     Stockholders  of the  Company  who intend to submit  proposals  at the 1999
Annual  Meeting of  Stockholders  must submit such  proposals  to the Company no later than January 21, 1999.  Stockholder  proposals  should be submitted to C&D
TECHNOLOGIES,  INC.,  1400 Union Meeting  Road,  Blue Bell,  Pennsylvania  19422
Attention: Vice President - Finance and Chief Financial Officer.


                                  ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended January 31, 1998 is being mailed together with this Proxy Statement to those persons who were stockholders of record of the Company at the close of business on May 11, 1998.
This Proxy Statement incorporates by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (which is included within the Annual Report accompanying this Proxy Statement) the financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations contained therein.


                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    GLENN M. FEIT

                                    Secretary

     STOCKHOLDERS  ARE REQUESTED TO DATE AND SIGN THE ENCLOSED  PROXY AND RETURN
IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN
THE UNITED STATES.  YOUR PROMPT RESPONSE WILL BE HELPFUL,  AND YOUR  COOPERATION
WILL BE APPRECIATED.


                                       21


PROXY
                             C&D TECHNOLOGIES, INC.
             1400 UNION MEETING ROAD, BLUE BELL, PENNSYLVANIA 19422
          SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                         STOCKHOLDERS ON JUNE 30, 1998.

     The undersigned hereby appoints ALFRED WEBER,  STEPHEN E. MARKERT,  JR. and
GLENN M. FEIT, or any of them, with the power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of C&D TECHNOLOGIES, INC. (the "Company") held of record by the undersigned at the close of business on May 11, 1998, at the Annual Meeting of Stockholders to be held on Tuesday, June 30, 1998, and at any adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1.   ELECTION OF DIRECTORS:
      o  FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW):

  Alfred Weber       Kevin P. Dowd       Glenn M. Feit         Pamela S. Lewis
            Alan G. Lutz    William Harral, III      John A. H. Shober
      o   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE.

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2.   APPROVAL  OF  AN  AMENDMENT  TO  THE  COMPANY'S  RESTATED   CERTIFICATE  OF
     INCORPORATION  TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY
     IS AUTHORIZED TO ISSUE TO 75,000,000:

                  o  FOR         o  AGAINST         o  ABSTAIN

3.   APPROVAL OF THE C&D TECHNOLOGIES, INC. 1998 STOCK OPTION PLAN:

                  o  FOR         o  AGAINST         o  ABSTAIN

4.   RATIFICATION  OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT
     ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 31, 1999:

                  o  FOR         o  AGAINST         o  ABSTAIN
                                  (Continued and to be SIGNED on other side)





(Continued from other side)
5. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting and any adjournments thereof.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN EXACTLY
AS NAME APPEARS BELOW.

                    Dated: _____________________________________________, 1998

                    ---------------------------------------------------------
                                            Signature

                    ---------------------------------------------------------
                                   Signature, if held jointly


                    Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

PLEASE COMPLETE,  DATE, SIGN AND RETURN THIS PROXY PROMPTLY,  USING THE ENCLOSED
ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.



                                 EXHIBIT INDEX

     Exhibit A - C&D TECHNOLOGIES, INC. 1998 Stock Option Plan.



